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                                                                   EXHIBIT 10.16


                               EUGENE L. WILPON
                                ATTORNEY AT LAW
                                 225 Broadway
                           New York, New York 10007


June 7, 1996

Mr. Paul Donner
CaroSELL, Inc.
315 First Street, Suite U-190
Encinitas, California 92024

Re: Additional Stock Issuance Continental Capital "CCC"

Dear Paul:

As per our recent conversations, CCC has offered and you have agreed to accept 250,000 additional shares of common stock in CCC as consideration for you and your shareholders elimination of the time constraints on CCC in regard to the June 10, 1996, deadline for CCC's stock to resume trading.

As we discussed, the documents are in the hands of the Securities and Exchange Commission (SEC) and we expect final approval "any day now."

The additional funds required to bring CCC's current investment in CaroSELL up to $250,000.00 should be in the CaroSELL bank account in Chicago early next week.

Paul, please sign the bottom of this letter and fax it back to Eugene's office at 212 267-0402, thank you. I'm looking forward to a very prosperous and enjoyable relationship with you.

Sincerely,



Milton J. Wilpon
CEO, Continental Capital Corp.

Agreed to this 7th day of June, 1996


____________________________________
Paul Donner
President, CaroSELL, Inc.